EXHIBIT 77Q1(a)(2)

   FLAHERTY & CRUMRINE/CLAYMORE PREFERRED SECURITIES INCOME FUND
                    INCORPORATED (the "Fund")


                       ARTICLES OF AMENDMENT

                                OF

FLAHERTY & CRUMRINE/CLAYMORE PREFERRED SECURITIES INCOME FUND
INCORPORATED


            Flaherty & Crumrine/Claymore Preferred Securities
Income Fund Incorporated, a Maryland corporation (hereinafter the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

            FIRST: The Articles Supplementary Establishing and Fixing the Rights And Preferences of Auction Market Preferred Stock of the Corporation, filed with the Maryland State of Department of Assessments and Taxation ("SDAT") on April 22, 2003 (the "Articles Supplementary") are hereby amended as follows:

            (A) by deleting in its entirety the Definitions section of the Articles Supplementary and substituting therefor the following:

                             "DEFINITIONS

As used in Parts I and II of these Articles Supplementary, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless otherwise defined or unless the context otherwise requires:

                 (a)  "'AA' Financial Composite Commercial
Paper Rate" on any date shall mean (i) (A) in the case of any Rate Period of 7 Rate Period Days or fewer, the interest equivalent of the 7-day rate and, in the case of any Rate
Period of eight or more but fewer than 49 Rate Period Days, the interest equivalent of the 30-day rate; and (B) in the case of any Special Rate Period of (1) 49 or more but fewer than 70 Rate Period Days, the interest equivalent of the 60-day rate, (2) 70 or more but fewer than 85 Rate Period
Days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (3) 85 or more but fewer than 99 Rate Period Days, the interest equivalent of the 90-day rate, (4) 99 or more but fewer than 120 Rate Period
Days, the arithmetic average of the interest equivalent of the 90-day and 120-day rates, (5) 120 or more but fewer than 141 Rate Period Days, the interest equivalent of the 120-day rate, (6)
141 or more but fewer than 162 Rate Period Days, the arithmetic average of the 120-day and 180-day rates, and (7) 162 or more but fewer than 184 Rate Period Days, the interest equivalent of the 180-day rate, in each of the above cases on commercial paper placed on behalf of financial issuers whose corporate bonds are rated "AA" by S&P or the equivalent of such rating by S&P or another Rating Agency selected by the Fund, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day next preceding such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Financial Composite Commercial Paper Rate, the "AA" Financial Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Fund to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Fund does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or remaining Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given number of days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of the discount rate times the number of days until such commercial paper matures and the denominator of which shall be 360.

            "Accountant's Confirmation" shall have the meaning specified in paragraph 6(c) of Part I of these Articles
Supplementary.

            "Affiliate" shall mean, when used with respect to the Fund, any Person known to the Auction Agent to be controlled by, in control of or under common control with the Fund; provided, however, that no corporation or Person controlled by, in control of or under common control with such corporation, a Director, director or executive officer of which is a Director, shall be deemed to be an Affiliate solely because such Director, director or executive officer is also a Director.

            "Agent Member" shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder.

            "Applicable Rate" shall have the meaning specified in paragraph 2(e)(i) of Part I of these Articles Supplementary.

            "Approved Foreign Nation" has the meaning set forth in "Fitch Eligible Assets."

            "Auction" shall mean each periodic implementation of the Auction Procedures.

"Auction Agent" means Wilmington Trust Company unless and until another commercial bank, Fund company or other institution appointed by a resolution of the Board of Directors of the Fund or a duly authorized committee thereof enters into an agreement with the Fund to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the Preferred Shares.

            "Auction Date," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate
Period.

            "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II of these Articles
Supplementary, as such procedures may be amended from time to time.

            "Available Preferred Shares" shall have the meaning specified in paragraph 3(a) of Part II of these Articles
Supplementary.

            "Beneficial Owner," with respect to any Preferred
Shares, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction
Agent) as a holder of such Preferred Shares.

            "Bid" and "Bids" shall have the respective meanings specified in paragraph 1(a) of Part II of these Articles
Supplementary.

            "Bidder" and "Bidders" shall have the respective meanings specified in paragraph 1(a) of Part II of these Articles Supplementary; provided, however, that neither the Fund nor any Affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an Affiliate of the Fund may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

            "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in Part II of these Articles Supplementary, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected or approved by the Fund and has entered into a Broker-Dealer Agreement that remains effective.

            "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent on behalf of the Fund and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Part II of these Articles Supplementary.

            "Business Day" shall mean a day on which the New York
Stock Exchange is open for trading and which is neither a Saturday nor a Sunday nor any other day on which banks in The
City of New York, New York, are authorized by law to close.

            "Commercial Paper Dealers" shall mean Lehman
Commercial Paper Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and any other commercial paper dealer selected by the Fund as to which Moody's, Fitch or any Substitute Rating Agency then rating the Preferred Shares shall not have objected or, in lieu of any thereof, their respective affiliates or successors, if such entities are commercial paper dealers.

            "Common Shares" shall mean the shares of common stock of the Fund.

            "Cure Date" shall mean the Preferred Shares Basic
Maintenance Cure Date or the 1940 Act Cure Date, as the case may be.

            "Date of Original Issue," with respect to the Preferred Shares, shall mean the date on which the Fund initially issues the Preferred Shares.

            (v) "Debt Securities" has the meaning set forth in paragraph (iv) of "Fitch Eligible Assets."

            "Default" has the meaning set forth in paragraph
2(e)(ii) of Part I of these Articles Supplementary.

            "Default Period" has the meaning set forth in paragraph 2(e)(ii) of Part I of these Articles Supplementary.

            "Default Rate" has the meaning set forth in paragraph
2(e)(ii) of Part I of these Articles Supplementary.

            "Deposit Securities" shall mean cash and any obligations or securities that are Eligible Assets.

            "Directors" shall mean the directors of the Fund.

            "Discounted Value," as of any Valuation Date, shall mean with respect to a Fitch Eligible Asset or Moody's Eligible Asset the quotient of the Market Value of an Eligible Asset divided by the Fitch Discount Factor for a Fitch Eligible Asset or the Moody's Discount Factor for a Moody's Eligible Asset, provided that with respect to an Eligible Asset that is currently callable, Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted Value will be equal to the quotient as calculated above or the face value, whichever is lower; and provided further that, for so long as the Preferred Shares are rated by Moody's or Fitch, unless Moody's or Fitch, respectively, advises the Fund in writing that such action will not adversely affect its then-current rating on the Preferred Shares, the Fund will assume that for purposes of determining the Discounted Value, when the Fund has purchased futures contracts or has written put options, ownership by the Fund of the underlying asset, which will be the security resulting in the lowest Discounted Value when delivery may be made to the Fund with any of a class of securities.

            "Dividend Default" has the meaning set forth in paragraph 2(e)(ii) of Part I of these Articles Supplementary.

            "Dividend Payment Date" with respect to a Series of Preferred Shares shall mean, for the Initial Rate Period of such Series, the Initial Dividend Payment Date for such Series, and for any Subsequent Rate Period, any date on which dividends are payable on a Series of Preferred Shares pursuant to the provisions of paragraph 2(d) of Part I of these Articles Supplementary.

            "Dividend Period" with respect to a Series of Preferred Shares shall mean the period from and including the Date of Original Issue of such Series to but excluding the Initial Dividend Payment Date for such Series and any period thereafter from and including one Dividend Payment Date for such Series to but excluding the next succeeding Dividend Payment Date for such Series.

            "Eligible Asset" means a Fitch Eligible Asset or a
Moody's Eligible Asset, as applicable.

            "Eurodollar Strip" means a consecutive series of Equal amounts of quarterly Eurodollar futures contracts at each settlement date; a Eurodollar Strip may range from six-months to ten-years to final contract expiration.

            "Existing Holder" shall mean a Broker-Dealer
(or any such other Person as may be permitted by the Fund) that is listed on the records of the Auction Agent as a holder of Preferred Shares.

            "Fitch" means Fitch Ratings and its successors at law.

            "Fitch Discount Factor" means, for purposes of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined as follows. The Fitch Discount Factor for any Fitch Eligible Asset other than the securities set forth below will be the percentage provided in writing by Fitch.

            Preferred Securities: The percentage determined by references to the rating of a non-convertible preferred security in accordance with the table set forth below.

PREFERRED SECURITIES (1)                            DISCOUNT FACTOR
AAA Taxable Preferred                                     130%
AA Taxable Preferred                                      133%
A Taxable Preferred                                       135%
BBB Taxable Preferred                                     139%
BB Taxable Preferred                                      154%
Not rated or below BB Taxable Preferred                   161%
Investment Grade DRD Preferred                            164%
Not rated or below Investment Grade DRD Preferred         200%
_______________
(1)	If a security is not rated by Fitch but is
rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used).  If a security is not rated by Fitch
but is rated by only one other Rating Agency, then the rating on the security from the other
Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used).  If a security is not rated by any
Rating Agency, the Fund will use the
percentage set forth under "not rated" in this table.

             Corporate Debt Securities: The percentage determined by reference to the rating of a non-convertible corporate debt security in accordance with the table set forth below.


REMAINING TERM TO MATURITY OF CORPORATE
NON-CONVERTIBLE DEBT SECURITY(1)

3 years or less (but longer than 1 year)
                                                     NOT RATED
                                                      OR BELOW
AAA         AA      A        BBB       BB      B        B
106.38%  108.11%  109.89%   111.73%  129.87%  151.52%  200.00%

5 years or less (but longer than 3 years)
                                                     NOT RATED
                                                      OR BELOW
AAA         AA      A        BBB       BB      B        B
111.11%   112.99%  114.94%  116.96%  134.24%  151.52%  200.00%

7 years or less (but longer than 5 years)
                                                     NOT RATED
                                                      OR BELOW
AAA         AA      A        BBB       BB      B        B
113.64%   115.61%  117.65%  119.76%  135.66%  151.52%  200.00%

10 years or less (but longer than 7 years)
                                                     NOT RATED
                                                      OR BELOW
AAA         AA      A        BBB       BB      B        B
115.61%   117.65%  119.76%  121.95%  136.74%  151.52%  200.00%


15 years or less (but longer than 10 years)
                                                     NOT RATED
                                                      OR BELOW
AAA         AA      A        BBB       BB      B        B
119.76%   121.95%  124.22%  126.58%  139.05%  151.52%  200.00%

More than 15 years
                                                     NOT RATED
                                                      OR BELOW
AAA         AA      A        BBB       BB      B        B
124.22%   126.58%  129.03%  131.58%  144.55%  151.52%  200.00%
_______________
(1) If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other
Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating
Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Fund will use the percentage set forth under "not rated" in this table.

      The Fitch Discount Factors presented in the immediately preceding table apply to non-convertible corporate debt securities. The Fitch Discount Factor for a non-convertible corporate debt security issued by a limited partnership that is not a Rule 144A debt or preferred
Security shall be the Fitch Discount Factor determined in accordance with the table set forth above multiplied by 110%.

     Convertible Securities: The Fitch Discount Factor applied to convertible securities is (A) 200% for investment grade convertibles and (B) 222% for below investment grade convertibles.

      If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other Rating Agency, then the rating on the security from the other Rating Agency will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any Rating Agency, the Fund will treat the security as if it were below investment grade.

      U.S. Government and Agency Securities and U.S.
Treasury Strips:

TIME REMAINING TO MATURITY                      DISCOUNT
                                                 FACTOR
1 year or less                                   101.5%
2 years or less (but longer than 1 year)         103%
3 years or less (but longer than 2 years)        105%
4 years or less (but longer than 3 years)        107%
5 years or less (but longer than 4 years)        109%
7 years or less (but longer than 5 years)        112%
10 years or less (but longer than 7 years)       114%
15 years or less (but longer than 10 years)      122%
20 years or less (but longer than 15 years)      130%
25 years or less (but longer than 20 years)      146%
Greater than 30 years                            154%

      Short-Term Investments and Cash:  The Fitch
Discount Factor applied to short-term portfolio securities, including without limitation Debt Securities, Short-Term
Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Fitch Exposure Period; (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Fitch Exposure Period; and
(C) 125%, so long as such portfolio securities neither mature nor have a demand feature at par exercisable within the Fitch Exposure Period. A Fitch Discount Factor of 100% will be applied to cash.

      Common Stock:  The Fitch Discount Factor applied to
Common Stock will be 370%.

      Rule 144A debt or preferred Securities:  The Fitch
Discount Factor applied to Rule 144A debt or preferred
Securities will be 110% of the Fitch Discount Factor which would apply were the securities registered under the Securities Act.

      Foreign Bonds: The Fitch Discount Factor (A) for a Foreign Bond the principal of which (if not denominated in U.S. dollars) is subject to a currency hedging transaction will be the Fitch Discount Factor that would otherwise apply to such Foreign Bonds in accordance with this definition and (B) for (1) a Foreign Bond the principal of which (if not denominated in U.S. dollars) is not subject to a currency hedging transaction and (2) a bond issued in a currency other than U.S. dollars by a corporation, limited liability company or limited partnership domiciled in, or the government or any agency, instrumentality or political subdivision of, a nation other than an Approved Foreign Nation, will be 370%.

       Securities subject to credit derivatives: A security whose credit risk is hedged by a long position in a credit derivative with a swap counterparty approved by the Board of Directors of the Fund shall apply the relevant Fitch Discount Factor described above to the combined value of the security and the derivative(s) calculated as follows:
(i) If the remaining term to maturity of the credit derivative is at least 95% but not more than 105% of the remaining term to maturity of the security whose credit it is protecting, then the Fitch Discount Factor will be based upon the remaining term to maturity of the security and the rating of the credit derivative counterparty, multiplied by 110%; or (ii) if the remaining term to maturity of the credit derivative is greater than 49 days but less than 95% of the remaining term to maturity of the security whose credit it is protecting, then the Fitch Discount Factor will be the Fitch Discount Factor of the security that is subject to the credit derivative minus the product of (a) the remaining term to maturity of the credit derivative divided by the remaining term to maturity of the security that is subject to the credit derivative and (b) the Fitch Discount Factor of the security that is subject to the credit derivative minus the Fitch Discount Factor calculated in (i) above; provided, however, that if Fitch provides a Fitch Discount Factor in writing, that Discount Factor shall be used in lieu of (i) or (ii); the use of the foregoing Fitch Discount Factors is subject to reporting of the components of the credit hedge to Fitch by the Fund.

       Synthetic Assets: The Fitch Discount Factor for a
Synthetic Asset, which is a combination of a security and a derivative(s) that together are a close economic substitute for a Fitch Eligible Asset, shall be the Fitch Discount
Factor that would be applied to the Fitch Eligible Asset that the Synthetic Asset is intended to replicate, multiplied by 120%.

        Hedge Instruments: The Fitch Discount Factor for a derivative contract that is not covered by (ix) or (x) above shall be determined as follows:

        For exchange-traded options on futures
contracts on U.S. Treasury Bonds and U.S. Treasury Notes, the Fitch Discount Factor shall be the Fitch Discount Factor for U.S. Government Securities whose maturity equals the maturity of the longest security deliverable into the underlying futures contract;

        For exchange-traded options on futures
contracts on interest rate swaps, obligations of agencies or instrumentalities of the U.S. and Eurodollars, the Fitch Discount Factor shall be the Fitch Discount
Factor for Aaa-rated Corporate Debt Securities whose maturity equals the maturity of the longest security deliverable into the underlying futures contract;

      For over the counter interest rate swaps, the Fitch Discount Factor shall be the Fitch Discount
Factor for corporate debt securities whose rating equals the counterparty rating of the swap counterparty and whose maturity equals the maturity of the underlying interest rate swap;

      For over the counter interest rate swaptions and other interest rate options, the Fitch Discount Factor shall be the Fitch Discount Factor for corporate debt securities whose rating equals the counterparty rating of the option counterparty and whose maturity equals the maturity of the interest rate swap or security underlying the option; or

      Otherwise, the Fitch Discount Factor provided by
Fitch in writing.

       "Fitch Eligible Asset" means:

  cash (including interest and dividends
due on assets rated (A) BBB or higher by Fitch or the equivalent by another Rating Agency if the payment date is within five Business Days of the Valuation Date, (B) A or higher by Fitch or the equivalent by another Rating
Agency if the payment date is within thirty days of the Valuation Date, and (C) A+ or higher by Fitch or the equivalent by another Rating Agency if the payment date is within the Fitch Exposure Period) and receivables for Fitch Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are settled within five business days;

        Short-Term Money Market Instruments so
long as (A) such securities are rated at least F1+ by Fitch or the equivalent by another Rating Agency, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A by Fitch or the equivalent by another Rating Agency, or (C) in all other cases, the supporting entity (1) is rated at least A by Fitch or the equivalent by another Rating Agency and the security matures within one month, (2) is rated at least A by Fitch or the equivalent by another Rating Agency and the security matures within three months or (3) is rated at least AA by Fitch or the equivalent by another Rating
Agency and the security matures within six months;

          U.S. Government and Agency Securities and U.S.
Treasury Strips;

          debt securities if such securities have been registered under the Securities Act or are public securities exempt from registration under the Securities
Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act; and such securities are issued by
(1) a U.S. corporation, limited liability company or limited partnership, (2) a corporation, limited liability company or limited partnership domiciled in Australia, Belgium, Canada, Denmark, Finland, France, Germany,
Ireland, Italy, Japan, the Netherlands, New Zealand,
Norway, Spain, Sweden, Switzerland and the United Kingdom, as long as such nation has a Fitch sovereign rating of "A-" or better or, if not rated by Fitch, the equivalent rating by Moody's or S&P (the "Approved Foreign Nations"), (3) the government of any Approved Foreign Nation or any of its agencies, instrumentalities or political subdivisions (the debt securities of Approved Foreign Nation issuers being referred to collectively as "Foreign Bonds"), (4) a corporation, limited liability company or limited partnership domiciled in Canada or (5) the Canadian government or any of its agencies, instrumentalities or political subdivisions (the debt securities of Canadian issuers being referred to collectively as "Canadian
Bonds"). Foreign Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch
Eligible Assets.  Similarly, Canadian Bonds held by the
Fund will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Notwithstanding the limitations in the two preceding sentences, Foreign Bonds and Canadian Bonds held by the Fund will qualify as Fitch
Eligible Assets only up to a maximum of 30% of the aggregate Market Value of all assets constituting Fitch
Eligible Assets. All debt securities satisfying the foregoing requirements and restrictions of this paragraph
(iv) are herein referred to as "Debt Securities."

Common stocks (i) (A) which are traded on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market, (B) which, if cash dividend paying, pay cash dividends in U.S. dollars, and (C) which may be sold without restriction by the Fund; provided, however, that (1) common stock which, while a Fitch Eligible Asset owned by the Fund, ceases paying any regular cash dividend will no longer be considered a Fitch Eligible Asset until 60 calendar days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A- by Fitch and (2) the aggregate Market Value of the Fund 's holdings of the common stock of any issuer in excess of 5% per US issuer of the number of Outstanding shares times the Market Value of such common stock shall not be a Fitch Eligible Asset; (ii) securities denominated in any currency other than the U.S. dollar and securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts ("ADRs") which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia; provided, however, that the aggregate Market Value of the Fund's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of 3% of the aggregate Market Value of the Outstanding shares of common stock of such issuer or in excess of 10% of the Market
Value of the Fund's Fitch Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Approved Foreign Nations shall not be a Fitch Eligible Asset;

         Preferred securities if (i) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros, (ii) the issuer of such a preferred security has common stock listed on either the New York Stock Exchange or the American Stock Exchange or the NASDAQ National Market System or the Toronto Stock Exchange or a major exchange in a Fitch Approved Foreign Nation, (iii) the issuer of such a preferred security has a senior debt rating or preferred stock rating from Fitch of BBB- or higher or the equivalent rating by another Rating Agency and (iv) the preferred security issue must be greater than $50 million, or if the issue size is less than $50 million then the issuer must have other preferred securities outstanding totaling at least $200 million at the time of purchase, or if such preferred security issue is convertible into equity securities of the same issuer then the issue must be greater than $100 million; and

Rule 144A debt or preferred Securities subject to the limitations set forth in this section "Fitch Eligible
Asset."

Hedge Instruments: the intrinsic value (i.e.
the market price of the underlying security minus the strike price in the case of a call option, and the strike price minus the market price of the underlying security in the case of a put option) of long option positions that are described under "Hedge Instruments" under (ii) (xi) and, if positive from the perspective of the Fund, the mark-to-market value of interest rate derivatives or credit derivatives that are described under "Hedge Instruments" under (ii) (xi), subject to reporting of the calculation of the discounted value of the hedge instruments by the Fund to Fitch. Over-the-counter options and swaptions with expirations longer than one-year from the Valuation Date will not be included in Fitch Eligible Assets.

Credit Derivatives: A security that otherwise would be ineligible under the foregoing limitations solely due to its credit rating but whose credit default risk is protected by a long position(s) in credit derivatives with swap counterparties approved by the Board of Directors of the Fund and rated BBB- or higher by Fitch (or, if not rated by Fitch, the equivalent rating by S&P or Moody's), subject to reporting of the credit derivative by the Fund to Fitch.

        Synthetic Assets: A Synthetic Asset shall be a Fitch Eligible Asset if the security that the Synthetic Asset is intended to replicate would be a Fitch Eligible Asset under any of (i) through (vii) above, subject to reporting of the components of the synthetic position by the Fund to Fitch.

       Financial contracts, as such term is defined in
Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition may be included in Fitch
Eligible Assets, but, with respect to any financial contract, only upon receipt by the Fund of a writing from Fitch specifying any conditions on including such financial contract in Fitch Eligible Assets and assuring the Fund that including such financial contract in the manner so specified would not affect the credit rating assigned by Fitch to the Preferred Shares.

      Where the Fund sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Fitch Eligible Asset and the amount the Fund is required to pay upon repurchase of such asset will count as a liability for the purposes of the Preferred Shares Basic Maintenance Amount. Where the Fund purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Fund thereby will constitute a Fitch Eligible Asset if the long-term debt of such other party is rated at least A- by Fitch or the equivalent by another Rating Agency and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Fitch Eligible Asset. Notwithstanding the foregoing, where the Fund loans a security, if the loan is fully collateralized by money market securities or money market mutual fund shares, then only (a) the value of the money market securities or money market mutual fund shares held by the Fund pursuant to a securities lending program multiplied by 100% if such money market mutual fund shares are rated "AAA" by Fitch (or, if not rated by Fitch, the equivalent rating by S&P or Moody's) or by 90% if such money market securities or money market mutual fund shares are not rated "AAA" by Fitch (or, if not rated by Fitch, the equivalent rating by S&P or Moody's) minus (b) the aggregate amount borrowed against the loaned securities, if (a) minus (b) is negative, shall be counted as a liability for purposes of calculating the Preferred Share Basic Maintenance Amount.

      Notwithstanding the foregoing, an asset will not be considered a Fitch Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of Preferred Basic
Maintenance Amount or to the extent it is subject to any Liens, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Fitch has indicated to the Fund will not affect the status of such asset as a Fitch Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Fund by its investment adviser, the Fund's custodian, transfer agent or registrar or the Auction Agent, (D) Liens arising by virtue of any repurchase agreement, and (E) Liens to secure any financing.

      Fitch Limitations on Convertible Debt and Convertible
Preferred Securities:

      Convertible debt and convertible preferred securities will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Such convertible securities may not qualify as Fitch Eligible Assets unless they are rated at least B- or better by Fitch.

      Fitch Diversification Limitations:

      Portfolio holdings must be within the following diversification and issue size requirements in order to be included in Fitch's Eligible Assets:

The information will be in the following order:

SECURITY RATED AT LEAST
MAXIMUM SINGLE ISSUER, NON-UTILITY (1)
MAXIMUM SINGLE ISSUER, UTILITY (1)
MAXIMUM SINGLE INDUSTRY, NON-UTILITY (1),(2)
MAXIMUM SINGLE INDUSTRY, UTILITY (1),(2)
MINIMUM ISSUE SIZE ($ IN MILLION)(3)

AAA
100%
100%
100%
100%
$100

AA-
20
20
75
75
100

A-
10
10
50
50
100

BBB-
6
5
25
35
100
BB-
4
4
16
16
50

B-
3
0
12
0
50

CCC
2
0
8
0
50

(1)  Percentages represent a portion of the
aggregate Market Value of Fitch's Eligible
Assets.
(2)  Industries are determined according to
Fitch's Industry Classifications.
(3) Preferred stock has a minimum issue size described in subparagraph (vi) above.

            "Fitch Exposure Period" means the period commencing on (and including) a given Valuation Date and ending 41 days thereafter.

            "Fund" shall have the meaning specified in the initial paragraph of these Articles Supplementary.

            "Holder," with respect to any Preferred Shares, shall mean the registered holder of such shares as the same appears on the record books of the Fund.

            "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of these Articles Supplementary.

            "Independent Accountant" shall mean a nationally recognized accountant, or firm of accountants, retained by the Fund that is with respect to the Fund an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended from time to time.

            "Initial Dividend Payment Date" with respect to a Series of Preferred Shares shall mean the date on which dividends are payable on such Series of Preferred Shares with respect to the Initial Rate Period of such Series, as determined by the Directors of the Fund or pursuant to their delegated authority.

            "Initial Dividend Rate" with respect to a Series of Preferred Shares shall mean the rate per annum applicable to the Initial Rate Period for such Series of Preferred Shares, as determined by the Directors or pursuant to their delegated authority.


            ("Initial Rate Period" with respect to a Series of Preferred Shares shall be the period from and including the Date of Original Issue of such Series to but excluding the Initial
Dividend Payment Date for such Series.

            "Late Charge" shall have the meaning specified in paragraph 2(e)(iii) of Part I of these Articles Supplementary.

            "Lead Broker-Dealer" shall mean a Broker-Dealer designated as such (solely for purposes of these Articles Supplementary) by the Fund from time to time in its discretion. Initially, the Lead Broker-Dealer shall be Merrill Lynch, Pierce, Fenner & Smith Incorporated.

"Liquidation Preference," with respect to a given number of Preferred Shares, means $25,000 times that number.

            ("Market Value" of any asset of the Fund shall mean:

with respect to an investment which is listed on an exchange or traded over-the-counter and quoted on the NASDAQ System, the last sale price on the day of valuation
(using prices as of the close of trading) or, if there has been no sale that day, pursuant to the provisions in the following clause (ii); and

 with respect to an investment which is not listed on an exchange or quoted on the NASDAQ System, the lower of the bid prices, as of the close of business on the Business Day immediately preceding the date of determination, quoted
(at least one of such quotes being in writing) to the Fund by two or more nationally recognized securities dealers making a market in such investment at the time. If there is no sale or bid price for an investment as provided in the preceding sentence, an investment shall be deemed to have a Market Value of zero. By resolution of the Board of Directors and without amending the Articles, the calculation of Market Value may be made on bases other than those set forth above if each Rating Agency then rating the Preferred Shares has advised the Fund in writing that the revised method of calculation of Market Values would not adversely affect its then-current rating of the Preferred Shares, provided that the Fund shall cause to be made available a written statement setting forth such revised method for inspection by the Holders at the principal executive office of the Fund.

            "Maximum Rate" means, on any date on which the Applicable Rate is determined, the greater of (i) the applicable percentage (as determined pursuant to the chart immediately below) of the Reference Rate on such date and (ii) the applicable spread (as determined pursuant to the chart immediately below) plus the Reference Rate on such date. The applicable percentage and the applicable spread shall each be determined as set forth below based on the lower of the credit ratings assigned to the Preferred Shares by Moody's or Fitch, subject to upward but not downward adjustment in the discretion of the Directors (without the vote or consent of the Holders of shares of preferred stock of any series, including the Preferred Shares, or any other stockholder of the Fund, but with confirmation from Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) or any Substitute Rating Agency then rating the Preferred Shares, and after consultation with the Broker-Dealers and subject to paragraph 4(d) of Part I of these Articles Supplementary), provided that immediately following any such increase the Fund would be in compliance with the Preferred Shares Basic Maintenance Amount. If Moody's or Fitch or both shall not make such ratings available, the rate shall be determined by reference to equivalent ratings issued by a Substitute Rating Agency.

Credit Ratings           Applicable           Applicable
                         Percentage:            Spread:
Moody's       Fitch

"Aa3" or      AA- or
higher        higher       175%                 2.50%

"A3" to       A- to A+     225%                 3.00%
"A1"

"Baa3" to     BBB- to      275%                 3.50%
"Baa1"        BBB+

Below "Baa3"  Below BBB-   325%                 4.00%

            "Minimum Rate Period" shall mean any Rate Period consisting of 7 Rate Period Days for Series T7 and of 28 Rate
Period Days for Series W28.

            "Moody's" shall mean Moody's Investors Service,
Inc., a Delaware corporation, and its successors.

            "Moody's BMA Threshold" means 100% prior to July 1, 2008 and thereafter means (i) 100% if the current outstanding balances of any indebtedness which is senior to the Preferred shares is zero, (ii) 110% if the ratio of the current outstanding balances of any indebtedness which is senior to the Preferred shares divided by the aggregate Liquidation Preference of all Outstanding Preferred Shares is less than or equal to one and greater than zero, or (iii) 115% if the ratio of the current outstanding balances of any indebtedness which is senior to the Preferred shares divided by the aggregate Liquidation Preference of all Outstanding Preferred Shares is less than or equal to three and greater than one.

            ("Moody's Discount Factor" means for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows. According to Moody's guidelines, in addition to standard monthly reporting, the Fund must notify Moody's if the portfolio coverage ratio of the discounted value of Moody's Eligible Assets to Preferred Shares Basic Maintenance Amount is less than the Moody's BMA Threshold. Computation of rating agency asset coverage ratio requires use of the Diversification Table prior to applying discount factors noted below and after identifying Moody's eligible assets for purposes of completing basic maintenance tests. The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth below will be the percentage provided in writing by Moody's.

Corporate debt securities (excluding
convertible debt securities): The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

The information will be presented in the following order:

Moody's Rating Category(1)

Term to Maturity(2)
Aaa
Aa
A
Baa
Ba
B
Below B & Unrated

1 year or less
109%
112%
115%
118%
137%
150%
250%

2 years or less (but longer than 1 year)
115
118
122
125
146
160
250

3 years or less (but longer than 2 years).........
120
123
127
131
153
168
250

4 years or less (but longer than 3 years).........
126
129
133
138
161
176
250

5 years or less (but longer than 4 years).........
132
135
139
144
168
185
250

7 years or less (but longer than 5 years).........
139
143
147
152
179
197
250

10 years or less (but longer than 7 years).......
145
150
155
160
189
208
250

15 years or less (but longer than 10 years).....
150
155
160
165
196
216
250

20 years or less (but longer than 15 years).....
150
155
160
165
196
228
250

30 years or less (but longer than 20 years).....
150
155
160
165
196
229
250

Greater than 30 years.....
165
173
181
189
205
240
250
______________
(1)	If a corporate debt security is unrated by Moody's
but rated by S&P and/or Fitch, the lower rating
equivalent will be applied.  However, adjustments
to the rating may be made to particular categories
of credits for which the S&P and/or Fitch rating
does not seem to approximate a Moody's rating
equivalent, as provided by Moody's in writing.
(2)	For corporate debt securities that do not pay
interest (zero coupon securities) the Moody's
Discount Factor determined from the above table shall be multiplied by factor of 120% for purposes of calculating the Discounted Value of such securities.

         Preferred Securities and Common Stock:
                                               DISCOUNT
                                                 FACTOR
                                                 (1)(2)
Common stock of U.S. issuers and common
stock of foreign issuers for which
American Depository Receipts (ADRs) are
traded that are issued by:
Large capitalization companies (3)               200%
Mid-capitalization companies (3)                 205%
Small capitalization companies (3)               220%

Common stock of foreign issuers (in
existence for at least five years) for
which no ADRs are traded                         400%

Preferred Securities of REITs:
with Senior Implied Moody's (or S&P
or Fitch) rating                                 154%
without Senior Implied Moody's (or S&P
or Fitch) rating                                 208%

Preferred Securities of other real estate
related issuers:
with Senior Implied Moody's (or S&P or
Fitch) rating                                     208%
without Senior Implied Moody's (or S&P or
Fitch) rating                                     250%

Preferred Securities of non-real estate
related issuers:

for taxable and DRD eligible Preferred
Securities issued by a utility, industrial,
or financial issuer or other non-real estate
related issuers with the following Moody's
or equivalent S&P or Fitch ratings:         Aaa  150%
                                            Aa   155%
                                            A    160%
                                            Baa  165%
                                            Ba   196%
                                            B    216%
                                    Less Than    250%
                                    B, NR

for auction rate Preferred
Securities                                       350%

(1) A Discount Factor of 250% will be applied if dividends on such securities have not been paid consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding.
However, in the case of newly issued securities or those that have not yet had a scheduled interest or dividend payment, the normal Discount Factor from the table above shall apply if (i) the security is rated A3 or higher by Moody's or, if the security is not rated by Moody's, the equivalent rating by S&P or Fitch, or (ii) the issuer has other preferred securities outstanding which have consistently paid interest or dividends over the previous three years or for such shorter time period that such securities have been outstanding.
(2) A Discount Factor of 250% will be applied if the market capitalization (including common stock and preferred stock) of a REIT or real estate related issuer is below $500 million.
(3) Market capitalization for Large-cap stocks are $10 billion and up, Mid-cap stocks range between $2 billion and $10 billion, and Small-cap stocks are $2 billion and below.

      Short-term instruments and Cash: The Moody's Discount
Factor applied to short-term portfolio securities, including without limitation Short-Term Money Market
Instruments and short-term municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's
Exposure Period; or (B) 115%, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par not exercisable within the Moody's Exposure Period. A Moody's Discount
Factor of 100% will be applied to cash. Moody's rated money market funds subject to Rule 2a-7 under the 1940 Act will also have a Discount Factor of 100%.

      Convertible Securities:


                  MOODY'S RATING CATEGORY (1)
INDUSTRY
CATEGORY     Aaa     Aa    A     Baa     Ba     B
Utility     162%    167%  172%  188%    195%   199%
Industrial  256%    261%  266%  282%    290%   293%
Financial   233%    238%  243%  259%    265%   270%

(1) If a convertible security is unrated by Moody's but rated by S&P and/or Fitch, the lower rating equivalent will be applied. However, adjustments to the rating may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent, as provided by Moody's in writing.

Convertible Securities: Upon conversion
            to Common Stock, the relevant Common Stock
            Discount Factor will apply.

           U.S. Government Securities and U.S. Treasury Strips:

                               U.S. GOVERNMENT         U.S. TREASURY
REMAINING TERM               SECURITIES DISCOUNT        STRIPS DISCOUNT
TO MATURITY                        FACTOR                   FACTOR
1 year or less                     107%                      107%
2 years or less (but longer
than 1 year)                       113                       115
3 years or less (but longer
than 2 years)                      118                       121
4 years or less (but longer
than 3 years)                      123                       128
5 years or less (but longer
than 4 years)                      128                       135
7 years or less (but longer
than 5 years)                      135                       147
10 years or less (but
longer than 7 years)               141                       163
15 years or less (but
longer than 10 years)              146                       191
20 years or less (but
longer than 15 years)              154                       218
30 years or less (but
longer than 20 years)              154                       244

      Rule 144A Securities: The Moody's Discount Factor applied to Rule 144A securities will be 120% of the Moody's
Discount Factor which would apply were the securities registered under the Securities Act.


       Non-US dollar Securities: Securities denominated in non-U.S. currency apply the following additional Currency
Discount Factor:

Foreign Currency(1)               Currency Discount Factor
CAD                                          107%
EUR                                          111%
GAB                                          115%
JPY                                          116%
AUD                                          113%
HKD                                          100%
NZD                                          114%
NOK                                          111%
SEK                                          113%
THB                                          119%
KRW                                          121%

(1)  If the Fund invests in a security
denominated in a currency other than that found in the above table, the applicable
Currency Discount Factor for such
security will be the percentage provided by Moody's in writing.

      Securities subject to credit derivatives: A security whose credit risk is hedged by a long position in a credit derivative with a swap counterparty approved by the Board of Directors of the Fund shall apply the relevant Moody's
Discount Factor described above to the combined value of the security and the derivative(s) calculated as follows:
(i) If the remaining term to maturity of the credit derivative is at least 95% but not more than 105% of the remaining term to maturity of the security whose credit it is protecting, then the Moody's Discount Factor will be based upon the remaining term to maturity of the security and the rating of the credit derivative counterparty; or
(ii) if the remaining term to maturity of the credit derivative is greater than 49 days but less than 95% of the remaining term to maturity of the security whose credit it is protecting, then the Moody's Discount Factor will be the value determined by the straight-line linear interpolation between the Moody's Discount Factor of the security that is subject to the credit derivative and the Moody's Discount
Factor calculated in (i) above, where the basis of interpolation is the remaining term to maturity of the credit derivative as a percentage of the remaining term to maturity of the security the credit derivative is protecting; provided, however, that if Moody's provides a Moody's Discount Factor in writing, that Discount Factor shall be used in lieu of (i) or (ii); the use of the foregoing Moody's Discount Factors is subject to reporting of the components of the credit hedge to Moody's by the Fund.

      Synthetic Assets: The Moody's Discount Factor for a
Synthetic Asset, which is a combination of a security and a derivative(s) that together are a close economic substitute for a Moody's Eligible Asset, shall be the Moody's Discount
Factor that would be applied to the Moody's Eligible Asset that the Synthetic Asset is intended to replicate, multiplied by 120% if any instrument comprising the Synthetic Asset has a final maturity date of greater than 5-years or multiplied by 100% otherwise.

      Hedge Instruments: The Moody's Discount Factor for a derivative contract that is not covered by (viii) or (ix) above shall be determined as follows:

      (A)  For exchange-traded options on
futures contracts on U.S. Treasury Bonds and U.S. Treasury Notes, the Moody's Discount
Factor shall be the Moody's Discount Factor for U.S. Government Securities whose maturity equals the maturity of the longest security deliverable into the underlying futures contract;

      (B)  For exchange-traded options on
futures contracts on interest rate swaps, obligations of agencies or instrumentalities of the U.S. and Eurodollars, the Moody's
Discount Factor shall be the Moody's
Discount Factor for Aaa-rated Corporate Debt
Securities whose maturity equals the
maturity of the longest security deliverable into the underlying futures contract;

      (C)  For over the counter interest rate
swaps, the Moody's Discount Factor shall be the Moody's Discount Factor for corporate debt securities whose rating equals the counterparty rating of the swap counterparty and whose maturity equals the maturity of the underlying interest rate swap;

      (D)  For over the counter interest rate
swaptions and other interest rate options, the Moody's Discount Factor shall be the Moody's Discount Factor for corporate debt securities whose rating equals the counterparty rating of the option counterparty and whose maturity equals the maturity of the interest rate swap or security underlying the option; or

      (E)  Otherwise, the Moody's Discount
Factor provided by Moody's in writing.


       "Moody's Eligible Assets" means:

       Cash (including interest and dividends due on assets rated (A) Baa3 or higher by Moody's or the equivalent by another Rating Agency if the payment date is within five
(5) Business Days of the Valuation Date, (B) A2 or higher by Moody's or the equivalent by another Rating Agency if the payment date is within thirty days of the Valuation
Date, and (C) A1 or higher by Moody's or the equivalent by another Rating Agency if the payment date is within the Moody's Exposure Period); and receivables for Moody's
Eligible Assets sold if the receivable is due within five
(5) Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms with respect to which the Fund has received prior written authorization from Moody's or (B)
(1) with counterparties having a Moody's long-term debt rating of at least Baa3 or the equivalent by another Rating
Agency or (2) with counterparties having a Moody's Short
Term rating of at least P-1 or the equivalent by another
Rating Agency;

      Short Term Money Market Instruments, so long as (A) such securities are rated at least P-1 or the equivalent by another Rating Agency, (B) in the case of demand deposits, time deposits and overnight funds, the counterparty is rated at least A2 or the equivalent by another Rating
Agency, or (C) in all other cases, the supporting entity
(1) is rated A2 or the equivalent by another Rating Agency and the security matures within one month, (2) is rated A1 or the equivalent by another Rating Agency and the security matures within three months or (3) is rated at least A3 or the equivalent by another Rating Agency and the security matures within six months. In addition, Moody's rated money market funds subject to Rule 2a-7 under the 1940 Act are also Eligible Assets;

U.S. Government Obligations;

      Rule 144A Securities;

      Common Stocks:

            (A) which are issued by issuers whose
senior debt securities are rated at least
Baa by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by an issuer whose senior debt securities are rated at least
BBB by S&P or Fitch);

            (B) which are traded on the New York
Stock Exchange, the American Stock Exchange or the NASDAQ National Market System;

            (C) which have a market capitalization
greater than $500,000,000;

            (D) which are currently paying cash
dividends and have paid cash dividends or whose predecessors have paid cash dividends regularly during the preceding three-year period; and

           (E) which pay dividends in U.S.
dollars;

            provided, however, that (1) the aggregate
Market Value of the Fund's holdings of the common stock of any eligible issuer (x) shall be less than 5% of the number of outstanding shares times the Market Value of such common stock and (y) shall not exceed 5% of the number of outstanding shares (less the number of shares held by insiders, as determined in accordance with standards established by Moody's) multiplied by the Market Value of such common stock and (2) the number of shares of common stock of any eligible issuer at the time of purchase shall not exceed the average weekly trading volume of such common stock during the preceding month.

      Corporate debt securities if (A) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody's Eligible Assets if they are rated by Moody's, S&P or Fitch; (B) for securities which provide for conversion or exchange at the option of the issuer into equity capital at some time over their lives, the issuer must be rated at least B3 by Moody's or the equivalent by another Rating Agency; (C) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Fund's investment adviser acting pursuant to procedures approved by the Board of Directors, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and (D) such securities are not subject to extended settlement.

      Notwithstanding the foregoing limitations, corporate debt securities rated by neither Moody's, S&P nor Fitch shall be considered to be Moody's Eligible Assets only to the extent such securities are issued by entities which (i) have not filed for bankruptcy within the past three years,
(ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends, and (iv) possess a current, unqualified auditor's report without qualified, explanatory language.

      Preferred securities if (A) such security provides for the periodic payment of dividends thereon in cash in U.S. dollars or euros, (B) the issuer of such preferred security has common stock listed on the New York Stock Exchange, the American Stock Exchange, the NASDAQ, major stock exchanges in Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland and the United Kingdom, or any other exchange approved in writing by Moody's, (C) such preferred security has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred security has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred security without such a dividend history would also be eligible) (or, in the case of new issues without a dividend or interest history, are issued by an issuer who has paid or whose predecessor has paid cash dividends regularly during the preceding three-year period on its common stock), and (D) the preferred security issue must be greater than $50 million, or if the issue size is less than $50 million then the issuer must have other preferred securities outstanding totaling at least $200 million at the time of purchase, or if such preferred security issue is convertible into equity securities of the same issuer then the issue must be greater than $100 million.

     Hedge Instruments: the intrinsic value (i.e. the market price of the underlying security minus the strike price in the case of a call option, and the strike price minus the market price of the underlying security in the case of a put option) of long option positions that are described under "Hedge Instruments" under (zz) (x) and, if positive from the perspective of the Fund, the mark-to-market value of interest rate derivatives or credit derivatives that are described under "Hedge Instruments" under (zz) (x).

       Credit Derivatives: A security that otherwise would be ineligible under the foregoing limitations solely due to its credit rating but whose credit default risk is protected by a long position(s) in credit derivatives with swap counterparties approved by the Board of Directors of the Fund and rated Baa3 or higher by Moody's (or, if not rated by Moody's, the equivalent rating by S&P or Fitch).
      Synthetic Assets: A Synthetic Asset shall be a Moody's Eligible Asset if the cash security that the Synthetic
Asset is intended to replicate would be a Moody's Eligible Asset under any of (i) through (vi) above, subject to reporting of the components of the synthetic position by the Fund to Moody's.

        Financial contracts, as such term is defined in
Section 3(c)(2)(B)(ii) of the Investment Company Act of
1940, as amended, and other securities or assets not otherwise provided for in this definition, but only upon receipt by the Fund of a letter from Moody's specifying any conditions on including such financial contract or other securities or assets in Moody's Eligible Assets and assuring the Fund that including such financial contract or other securities or assets in the manner so specified would not affect the credit rating assigned by Moody's to the Preferred Shares.

      Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it has been irrevocably deposited for the payment of (i)(A) through
(i)(E) under the definition of Preferred Shares Basic Maintenance Amount or to the extent it is subject to any Liens, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Fund will not affect the status of such asset as a Moody's Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Fund by its investment adviser, the Fund's custodian, transfer agent or registrar or the Auction Agent, (D) Liens arising by virtue of any repurchase agreement and (E) Liens to secure any financing.

      Where the Fund sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Fund is required to pay upon repurchase of such asset will count as a liability for the purposes of the Preferred Shares Basic Maintenance Amount. Where the Fund purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Fund thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities. Notwithstanding the foregoing, where the Fund loans a security, if the loan is fully collateralized by shares of money market funds subject to rule 2a-7 under the 1940 Act or by shares in a pooled investment account managed in accordance with rule 2a-7 guidelines, only the value of the money market mutual fund shares held by the Fund pursuant to a securities lending program minus the amount borrowed against the loaned security, if that amount is negative, shall be counted as a liability for purposes of calculating the Preferred Share Basic Maintenance Amount.

MOODY'S DIVERSIFICATION LIMITATIONS:

In addition, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:

The information will be presented in the following order:

RATINGS (1)
MAXIMUM SINGLE ISSUER, NON-UTILITY (2) (3)
MAXIMUM SINGLE ISSUER, UTILITY (2) (3)
MAXIMUM SINGLE INDUSTRY, NON-UTILITY (3) (4)
MAXIMUM SINGLE INDUSTRY, UTILITY (3) (4)
MINIMUM ISSUE SIZE ($ IN MILLION) (5)

Aaa
100%
50%
100%
50%
$100

Aa
20
10
60
50
100

A
10
10
40
40
100

Baa, CS (6)
6
5
20
30
100

Ba
4
4
12
12
50

Bl-B2
3
0
8
0
50

B3 or below
2
0
5
0
50

(1)	Refers to the securities of the portfolio holding.
(2)	Companies subject to common ownership of 25% or
more are considered as one issuer (except for the
operating subsidiaries of regulated utility
companies).
(3)	Percentages represent a portion of the aggregate
Market Value of portfolio.
(4)	Industries are determined according to Moody's
Industry Classifications, as defined by Moody's.
(5)	Except for preferred stock, which has a minimum
issue size described in subparagraph (vii) above
and securities issued by FNMA, FHLMC or GNMA, which
has no minimum issue size.
(6)	CS refers to common stock which is diversified
independently of its rating level.

Securities of the portfolio holdings rated B or below by Moody's or the equivalent by another Rating Agency or not rated shall be considered to be Moody's Eligible Assets only to the extent the Market Value of such securities does not exceed 10% of the portfolio Market Value; provided, however, that if the Market Value of such securities exceeds 10% of the portfolio Market Value, a portion of such securities (selected by the Fund) shall not be considered Moody's Eligible Assets, so that the Market Value of such securities (excluding such portion) does not exceed 10% of the portfolio Market Value.

            "Moody's Exposure Period" means the period commencing on a given Valuation Date and ending 41 days thereafter.

            "NASDAQ System" means the electronic inter-dealer quotation system operated by NASDAQ, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

            "1940 Act" shall mean the Investment Company Act of
1940, as amended from time to time.

            "1940 Act Cure Date," with respect to the failure by the Fund to maintain the 1940 Act Preferred Shares Asset Coverage (as required by paragraph 5 of Part I of these Articles Supplementary) as of the last Business Day of each month, shall mean the last Business Day of the following month.

            "1940 Act Preferred Shares Asset Coverage" shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Fund which are shares of capital stock, including all outstanding Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock), determined on the basis of values calculated as of a time within 48 hours
(not including Sundays or holidays) next preceding the time of such determination.

       "Non-Call Period" has the meaning set
forth under the definition of "Special Redemption Provisions."

             "Notice of Redemption" shall mean any notice with respect to the redemption of Preferred Shares pursuant to paragraph 8(c) of Part I of these Articles Supplementary.

            "Notice of Special Rate Period" shall mean any notice with respect to a Special Rate Period of Preferred
Shares pursuant to paragraph 3(b) of Part I of these Articles
Supplementary.

            "Order" and "Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of these Articles Supplementary.

             "Outstanding" shall mean, as of any date, the number of Preferred Shares theretofore issued by the Fund except, without duplication, (i) any Preferred Shares theretofore canceled, redeemed or repurchased by the Fund, or delivered to the Auction Agent for cancellation, redemption or repurchase or with respect to which the Fund has given notice of cancellation, redemption or repurchase and irrevocably deposited with the Auction Agent sufficient funds to redeem or repurchase such shares and (ii) any Preferred Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund. Notwithstanding the foregoing, (A) in connection with any Auction, any Preferred Shares as to which the Fund or an Affiliate (other than an Affiliate that is a Broker-Dealer) is the Existing Holder will be disregarded and not deemed Outstanding; (B) for purposes of determining the Preferred Shares Basic Maintenance Amount, Preferred Shares held by the Fund will be disregarded and not deemed Outstanding.

            "Person" shall mean and include an individual, a partnership, a corporation, a Fund, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

             "Potential Beneficial Owner" with respect to the Preferred Shares, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of Preferred Shares but that wishes to purchase Preferred Shares, or that is a Beneficial Owner of Preferred Shares that wishes to purchase additional Preferred Shares.

             "Potential Holder" with respect to the Preferred Shares, shall mean a Broker-Dealer (or any such other person as may be permitted by the Fund) that is not an Existing Holder of Preferred Shares or that is an Existing Holder of Preferred Shares that wishes to become the Existing Holder of additional Preferred Shares.

            "Preferred Securities" means "hybrid" or taxable preferred securities and traditional preferred/preference stock.

            "Preferred Shares" shall have the meaning set forth under "DESIGNATION" above.

            "Preferred Shares Basic Maintenance Amount" as of any Valuation Date, shall mean the dollar amount equal to the sum of:
              the sum of (A) the products resulting from multiplying the number of Outstanding Preferred Shares on such date by the Liquidation Preference (and applicable redemption premium, if any) per share; (B) the aggregate amount of dividends that will have accumulated at the Applicable Rate
(whether or not earned or declared) for each Outstanding
Preferred Share to the 30th day after such Valuation Date
(or, with respect to a Special Rate Period, to the next
Dividend Payment Date); (C) the amount of anticipated non-interest expenses of the Fund for the 90 days subsequent to such Valuation Date; (D) the amount of the current outstanding balances of any indebtedness which is senior to the Preferred Shares plus interest thereon actually accrued to such Valuation Date, together with 30 days' additional interest on the current outstanding balances calculated at the current rate; (E) (i) with respect to Moody's Eligible
Assets, the amount of any liabilities described in the second full paragraph in Section 10(b) of Part I of these Articles Supplementary and (ii) with respect to Fitch
Eligible Assets, the amount of any liabilities described in
Section 10(d) of Part I of these Articles Supplementary;
and (F) any other current liabilities payable during the 30 days subsequent to such Valuation Date, including, without limitation, other indebtedness due within one year and any redemption premium due with respect to a redemption of the Preferred Shares for which a Notice of Redemption has been given, as of such Valuation Date, to the extent not reflected in any of (i)(A) through (i)(E);

less

          the sum of any cash plus the value of any of the Fund's assets irrevocably deposited by the Fund for the payment of any (i)(B) through (i)(E) ("value," for purposes of this clause (ii), means the Discounted Value of the security, except that if a security matures prior to the relevant redemption payment date and is either fully guaranteed by the U.S. Government or is rated at least P-1 by Moody's, it will be valued at its face value).

            "Preferred Shares Basic Maintenance Cure Date," with respect to the failure by the Fund to satisfy the Preferred Shares Basic Maintenance Amount (as required by paragraph 6(a) of Part I of these Articles Supplementary) as of a given Valuation Date, shall mean the tenth Business Day following such Valuation Date.

            "Preferred Shares Basic Maintenance Report" shall mean a report signed by the Chief Executive Officer, President, Chief Operating Officer, Treasurer, Assistant Treasurer or any Vice
President of the Fund which sets forth, as of the related
Valuation Date, the assets of the Fund, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Preferred Shares Basic Maintenance Amount.

            "Premium Call Period" has the meaning set forth under the definition of "Special Redemption Provisions."

            "Quarterly Valuation Date" shall mean the last
Valuation Date of each fiscal quarter of the Fund.

            "Rate Period" with respect to a Series of Preferred
Shares shall mean the Initial Rate Period of such Series and any Subsequent Rate Period of such Series, including any Special
Rate Period of such Series.

            "Rate Period Days," for any Rate Period or
Dividend Period, means the number of days that would constitute such Rate Period or Dividend Period but for the application of paragraph 2(d) of Part I of these Articles Supplementary.

            "Rating Agency" means a nationally recognized statistical rating organization.

            "Redemption Default" has the meaning set forth in paragraph 2(e)(ii) of Part I of these Articles Supplementary.

            "Redemption Price" shall mean the applicable redemption price specified in paragraph 8(a) or paragraph 8(b), as the case may be, of Part I of these Articles Supplementary.

            "Reference Rate" means the applicable "AA"
Financial Composite Commercial Paper Rate (for a Dividend Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Dividend Period of 184 days or more).

            "Remaining Shares" shall have the meaning specified in paragraph 4(a)(iv) of Part II of these Articles
Supplementary.

            "S&P" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors.

            "Securities Act" shall mean the Securities
Act of 1933, as amended from time to time.

            "Securities Depository" shall mean The Depository
Trust Company and its successors and assigns or any other securities depository selected by the Fund which agrees to follow the procedures required to be followed by such securities depository in connection with the Preferred Shares.

            "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of these Articles Supplementary.

            "Short-Term Money Market Instruments" shall mean the following types of instruments if, on the date of purchase or other acquisition thereof by the Fund, the remaining term to maturity thereof is not in excess of 180 days:

            (i)  commercial paper rated A-1 if such
commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;
            (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or Fund company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

(iii) overnight funds; and

(iv) U.S. Government Securities.

            "Special Rate Period" shall have the meaning specified in paragraph 3(a) of Part I of these Articles Supplementary. For the avoidance of doubt, a Minimum Rate Period shall not be deemed to be a Special Rate Period.

            "Special Redemption Provisions" means, with respect to any Special Rate Period of more than one year, either, or any combination of (i) a period (a "Non-Call Period") determined by the Board of Directors after consultation with the Broker-Dealers, during which the shares subject to such Special Rate Period are not subject to redemption at the option of the Fund and (ii) a period (a "Premium Call Period"), consisting of a number of whole years as determined by the Board of Directors after consultation with the Broker-Dealers, during each year of which the shares subject to such Special Rate Period will be redeemable at the Fund's option at a price per share equal to $25,000 plus accumulated but unpaid dividends (whether or not earned or declared) to (but not including) the date fixed for redemption plus a premium expressed as a percentage or percentages of $25,000 or expressed as a formula using specified variables, in each case as determined by the Board of Directors after consultation with the Broker-Dealers.

            "Submission Deadline" shall mean 1:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time

            "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph 3(a) of Part II of these Articles Supplementary.

            "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of these Articles Supplementary.

            "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of these Articles Supplementary.

            "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of these Articles Supplementary.

            a "Subsequent Rate Period" shall mean the period from and including the first day following the Initial Rate Period to but excluding the next Dividend Payment Date and any period thereafter from and including one Dividend Payment Date to but excluding the next succeeding Dividend Payment Date; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.

            "Substitute Commercial Paper Dealer" shall mean Credit Suisse First Boston or Morgan Stanley & Co., Incorporated or their respective affiliates or successors, if such entities are commercial paper dealers; provided, however, that none of the entities named above shall be a Commercial Paper Dealer.

            "Substitute Rating Agency" means a Rating Agency selected by the Fund to act as a substitute Rating Agency to determine the credit rating of the Preferred Shares.

            "Sufficient Clearing Bids" shall have the meaning specified in paragraph 3(a) of Part II of these Articles
Supplementary.

            "Synthetic Asset" means the combination of a security and a derivative(s) that together are a close economic substitute for a cash security (either existing or capable of existing) that would be a permissible investment of the Fund.

            "Treasury Bill" shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of 364 days or less.

            "Treasury Index Rate" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity, treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15
(519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, then the foregoing computations shall be based upon the average of comparable data as quoted to the Fund by at least three U.S. Government Securities Dealers.

            "U.S. Government Securities" shall mean direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption, including, without limitation, U.S. Treasury Securities and U.S.
Treasury Strips.

            "U.S. Government Securities Dealer" shall mean Lehman Government Securities Incorporated, Goldman, Sachs & Co.,
Salomon Brothers Inc., Morgan Guaranty Trust Company of New York and any other U.S. Government Securities dealer selected by the Fund as to which Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares) shall not have objected, and in each case their respective affiliates or successors, if such entities are U.S. Government Securities dealers.

            "U.S. Treasury Securities" shall mean direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

            "U.S. Treasury Strips" shall mean securities based on U.S. Treasury Securities created through the Separate Trading of
Registered Interest and Principal of Securities program of the U.S. Treasury.

            "Valuation Date" shall mean, for purposes of determining whether the Fund is maintaining the Preferred Shares Basic Maintenance Amount, the last Business Day of each week or such other date as the Fund and Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) may agree to for purposes of determining the Preferred Shares Basic Maintenance Amount.

            "Voting Period" shall have the meaning specified in paragraph 4(b)(i) of Part I of these Articles Supplementary.

            "Winning Bid Rate" shall have the meaning specified in paragraph 3(a) of Part II of these Articles Supplementary.";

            (B) by deleting in its entirety Part 1, Section 6 of the Articles Supplementary and substituting therefor the following:

"6.  Preferred Shares Basic Maintenance Amount.
            So long as Preferred Shares are outstanding, the Fund shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the product of the Moody's BMA
Threshold and the Preferred Shares Basic Maintenance Amount (if Moody's is then rating the Preferred Shares) and Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount (if Fitch is then rating the Preferred Shares).

            1) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Fund fails to satisfy the Preferred Shares Basic Maintenance Amount, and on the third Business Day after the Preferred Shares Basic Maintenance Cure Date with respect to such Valuation Date, the Fund shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares and the Fund failed to maintain Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the product of the Moody's BMA Threshold and the Preferred Shares Basic Maintenance Amount) and Fitch (if Fitch is then rating the Preferred Shares and the Fund failed to maintain Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount) and the Auction Agent (if either Moody's or Fitch is then rating the Preferred Shares) a Preferred Shares Basic Maintenance Report as of the date of such failure or such Preferred Shares Basic Maintenance Cure Date, as the case may be, which will be deemed to have been delivered to each such party if such party receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Fund mails to such party for delivery on the next Business Day the full Preferred Shares Basic Maintenance Report.
      The Fund shall also deliver a Preferred Shares Basic Maintenance Report to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares):

	(A)  As of the last Valuation Date of each
calendar month (or, if such day is not a Business Day, the immediately preceding Business Day), and

	(B) As of any Quarterly Valuation Date, in each case on or before the third Business Day after such day.

A failure by the Fund to deliver a Preferred Shares Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Preferred Shares Basic Maintenance Report indicating the Discounted Value for all assets of the Fund is less than the Preferred Shares Basic Maintenance Amount, as of the relevant Valuation Date.

            Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph 6(b)(ii)(B) of this Part I relating to a Quarterly Valuation Date, the Fund shall deliver to Moody's (if Moody's is then rating the Preferred Shares), Fitch (if Fitch is then rating the Preferred Shares) and the Auction Agent (if either Moody's or Fitch is then rating the Preferred Shares) a letter from the Independent Accountant (an "Accountant's Confirmation") regarding the mathematical accuracy of the calculations reflected in such Preferred Shares Basic Maintenance Report (and in any other Preferred Shares Basic Maintenance Report, randomly selected by the Independent Accountant, that was prepared by the Fund during the quarter ending on such Quarterly Valuation
Date).

            Within ten Business Days after the date of delivery of a Preferred Shares Basic Maintenance Report in accordance with paragraph 6(b)(i) of this Part I relating to any Valuation Date on which the Fund failed to satisfy the Preferred Shares Basic Maintenance Amount, and relating to the Preferred Shares Basic Maintenance Cure Date with respect to such failure to satisfy the Preferred Shares Basic Maintenance Amount, the Fund shall cause the Independent Accountant to provide to Moody's (if
Moody's is then rating the Preferred Shares and has received such Preferred Shares Basic Maintenance Report in accordance with paragraph 6(b)(i) of this Part I), Fitch (if Fitch is then rating the Preferred Shares and has received such Preferred
Shares Basic Maintenance Report in accordance with paragraph 6(b)(i) of this Part I) and the Auction Agent (if either Moody's or Fitch is then rating the Preferred Shares) an Accountant's Confirmation regarding the mathematical accuracy of the calculations set forth in such Preferred Shares Basic
Maintenance Report.

            If any Accountant's Confirmation delivered pursuant to paragraph 6(c) or 6(d) of this Part I shows that an error was made in the Preferred Shares Basic Maintenance Report for a particular Valuation Date for which such Accountant's
Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody's Eligible Assets (if Moody's is then rating the Preferred Shares) or Fitch Eligible Assets (if Fitch is then rating the Preferred Shares), as the case may be, of the Fund was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Fund.

            On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the Preferred Shares, the Fund shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) a Preferred Shares Basic Maintenance Report as of the close of business on the Valuation Date immediately prior to such Date of Original Issue, but assuming in such Preferred Shares Basic Maintenance Report the issuance of the Preferred Shares. Within ten Business Days of such Date of Original Issue, the Fund shall cause the Independent Accountant to deliver in writing to Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) an Accountant's Confirmation regarding the mathematical accuracy of the calculations reflected in such Preferred Shares Basic Maintenance Report.

            On or before 5:00 p.m., New York City time, on the third Business Day after:

(i)  the Fund shall have redeemed Common Shares,

(ii)	the ratio of the Discounted Value of Moody's
Eligible Assets to the Preferred Shares Basic
Maintenance Amount is less than or equal to the
Moody's BMA Threshold, if Moody's is then rating the
Preferred Shares,
(iii)	the ratio of the Discounted Value of Fitch
Eligible Assets to the Preferred Shares Basic
Maintenance Amount is less than or equal to 115%, if Fitch is then rating the Preferred Shares, or

(iv)	a written request by Moody's (if Moody's is then
rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares), the Fund shall complete and deliver to Moody's (if Moody's is then rating the Preferred Shares) or Fitch (if Fitch is then rating the Preferred Shares), as the case may be, a Preferred Shares Basic Maintenance Report as of the date of such event.";

            (C) by deleting in its entirety Part 1, Section 10 of the Articles Supplementary and substituting therefor the following:

"10.	Certain Other Restrictions.  (a)  So long as any Preferred
Shares are Outstanding and Moody's or Fitch so requires, the Fund will not, unless it has received written confirmation from Moody's (if Moody's is then rating the Preferred Shares) and Fitch (if Fitch is then rating the Preferred Shares) that any such action would not impair the rating then assigned by such Rating Agency to the Preferred
Shares, engage in any one or more of the following transactions:

      enter into options and futures transactions except, with respect to Moody's, as set forth in paragraph (b) of this Section 10 and, with respect to Fitch, as set forth in paragraph (d) of this Section 10;

      make short sales of securities unless at all times when a short position is open, the Fund owns an equal or greater amount of such securities or owns preferred stock, debt or warrants convertible or exchangeable into an equal or greater number of the shares of common stocks sold short;

      overdraw any bank account (except as may be necessary for the clearance of security transactions); or

      except in connection with a refinancing of the Preferred Shares, borrow money or issue senior securities
(as defined in the 1940 Act) other than the Preferred
Shares.

(b) For so long as the Preferred Shares are rated by Moody's, the Fund (i) may buy call or put option contracts on securities or related indices, (ii) may write only covered call options on securities or related indices, (iii) may write put options on securities or related indices, (iv) may only sell futures contracts or pay fixed-rate on interest rate swap contracts as a bona fide hedge of assets held by the Fund, (v) may only engage in futures transactions on an exchange where the exchange or its clearinghouse takes the opposite side of the transaction, (vi) may buy call or put options on futures contracts, (vii) may write put options on futures contracts or interest rate swaps and may only write call options on futures contracts or interest rate swaps if such call options are covered by: (1) purchased futures contracts or interest rate swaps, as applicable, underlying the option, (2) call positions owned on the futures contracts or interest rate swaps, as applicable, underlying the call option written, or (3) holdings of securities for which the written call options are a bona fide hedge, (viii) may purchase futures contracts or receive-fixed interest rate swap contracts as a hedge, (ix) may buy call or put options on interest rate swaps (commonly known as swaptions), (x) may buy credit default protection derivatives, (xi) may sell credit default protection derivatives (including credit derivatives, total return swaps, and market spread swaps) to create Synthetic Assets if (A) the Synthetic Assets qualify as Moody's Eligible Assets, (B) the Fund covers those derivatives with cash, money-market instruments as specified under Definitions (aaa)(ii) , U.S. Treasury securities, or corporate debt securities rated Aaa by Moody's or, if not rated by Moody's, the equivalent rating by S&P or Fitch with a Market Value at least equal to the notional amount of credit protection sold, and (C) the aggregate notional amount of credit protection sold via derivatives is not more than 33 1/3% of the Fund's total assets, (xii) to the extent an asset or financial instrument is used to cover a particular option, futures contract, swap contract or option on a futures contract, will not be able to use such asset or financial instrument to cover any additional option, futures contract, swap contract or option on a futures contract, and (xiii) will only engage in common equity index-based futures or options transactions if Moody's advises the Fund in writing that such transactions will not adversely affect its then-current rating on the Preferred Shares.

For so long as the Preferred Shares are rated by Moody's, unless, in each case, Moody's advises the Fund in writing that such action or actions will not adversely affect its then-current rating on the Preferred Shares, in determining the Preferred Shares Basic Maintenance Amount, the Fund shall include as a liability (i) 10% of the exercise value of a written call option on securities or related indices, (ii) 100% of the exercise value of any written put option on securities or related indices, (iii) 10% of the settlement value of the assets underlying futures contracts sold or call options written on futures contracts, except as provided for Eurodollar Strips below, and 10% of the notional value of pay fixed-rate interest rate swap contracts or receiver swaptions written, (iv) 100% of the settlement value of the assets underlying futures contracts purchased, (v) 100% of the settlement value of the assets underlying the futures contracts based on exercise price if the Fund writes put options on futures contracts, (vi) for over-the-counter derivative contracts subject to netting under an ISDA Agreement, the net liability, if any, calculated on each Valuation Date for each derivative counterparty individually,
(vii) for over-the-counter derivative contracts not subject to netting under an ISDA Agreement, the gross liability, if any, calculated on each Valuation Date for each derivative transaction individually. Notwithstanding the foregoing, if a short position in an over-the-counter option or swaption or option on futures contract is covered by a long option position of the same series and class, then the liability on such short option position shall be the greater of (a) zero, if in the case of call options the long call position has a lower strike price than the short call position, or in the case of put options the long put position has a higher strike price than the short put option; and (b) in the case of call options when the long position has a higher strike price than the short position or in the case of put options when the long position has a lower strike price than the short position, the higher strike price minus the lower strike price times the notional amount; and
(viii) 100% of the value of the money market mutual fund shares held by the Fund pursuant to a securities lending program minus the aggregate amount borrowed against the loaned securities, if that amount is negative. For purposes of calculating the underlying notional value of a Eurodollar Strip, the notional value of an interest rate swap contract with payment and reset dates substantially identical to those of the Eurodollar Strip shall be used, and the Fund shall report such calculation to Moody's.

Also, for so long as the Preferred Shares are rated by Moody's, unless, in each case, Moody's advises the Fund in writing that such action or actions will not adversely affect its then-current rating on the Preferred Shares, the Fund (i) will limit its transactions in futures contracts and written options thereon to those relating to U.S. Treasury Bonds, U.S. Treasury Notes, debt securities of Government Sponsored Enterprises of the U.S. Government, interest rate swaps, and three-month LIBOR deposits (i.e. Eurodollar contracts), (ii) will engage in options, futures, or other derivatives transactions only for hedging purposes or to attempt to increase investment return subject to the limits proscribed in these Articles Supplementary, (iii) will not enter into an options, futures, or other derivatives transaction unless after giving effect to such transaction the Fund is in compliance with the provisions of these Articles Supplementary relating to the Preferred Shares Basic Maintenance Amount, (iv) shall not include in Moody's Eligible Assets any assets pledged in margin accounts in connection with futures transactions, (v) will assume for purposes of determining the Discounted Value, when the Fund has purchased futures contracts or has written uncovered put options, ownership by the Fund of the underlying asset, which will be the security resulting in the lowest Discounted Value when delivery may be made to the Fund with any of a class of securities, (vi) will engage only in exchange traded futures contracts and written options thereon on exchanges approved by Moody's in writing, which, as of the date of these Articles Supplementary, consist of the Chicago Board of Trade, the Chicago Mercantile Exchange and the Financial Exchange, (vii) will limit the transactions in futures contracts sold and call options written on futures contracts so that the settlement value of the underlying futures contracts does not in total exceed 65% of the value of the Moody's Eligible Assets of the Fund rated the equivalent of Baa3 or better by Moody's and not otherwise hedged by a written call, (viii) will only take positions in futures which are deliverable in the nearby and next following contract months that are not any later than three months after such nearby contract month and will close out such futures positions by the fifth business day of the delivery month, except in the case of Eurodollar futures contracts, which may have delivery dates not exceeding ten-years and three-months from the most recent Valuation Date; (ix) will limit the transactions in pay-fixed interest rate swaps and receiver swaptions written so that the notional value does not in total exceed 65% of the value of the Moody's Eligible Assets of the Fund rated the equivalent of Baa3 or better by Moody's and not otherwise hedged by a written call, (x) will limit transactions in Synthetic Assets to no more than 33 1/3% of the aggregate value of Moody's Eligible Assets, and (xi) will limit the value of securities subject to loans from securities lending to no more than 15% of the Market Value of the assets of the Fund on each Valuation Date.

(c) For so long as the Preferred Shares are rated by Moody's, unless, in each case, Moody's advises the Fund in writing that such action or actions will not adversely affect its then-current rating on the Preferred Shares:

      the composition of the Fund's portfolio will not be altered if the effect of any such alteration would be to cause the Fund, immediately after giving effect to the transaction, to have a Discounted Value of Moody's Eligible
Assets less than the product of the Moody's BMA Threshold and the Preferred Shares Basic Maintenance Amount as of the previous Valuation Date;

      if the product of the Moody's BMA Threshold and the Preferred Shares Basic Maintenance Amount exceeds the
Discounted Value of Moody's Eligible Assets, the Fund will invest the proceeds of the sale or other disposition of a Moody's Eligible Asset in an investment having a greater
Discount Factor or in an issuer in a different industry from the investment sold or otherwise disposed of only if the effect of such transaction immediately after giving effect thereto would be to reduce the excess of the Preferred Shares Basic Maintenance Amount over the
Discounted Value; and

      at such time that the Discounted Value of Moody's
Eligible Assets is less than 25% greater than the Preferred
Shares Basic Maintenance Amount, the composition of the Fund 's portfolio will not be altered if, in the Fund 's reasonable judgment, the result of such alteration would cause the Fund to fail to be in compliance with the provisions of these Articles Supplementary relating to the Preferred Shares Basic Maintenance Amount.

(d) For so long as the Preferred Shares are rated by Fitch, the Fund (i) may buy call or put option contracts on securities or related indices, (ii) may write only covered call options on securities or related indices, (iii) may write put options on securities or related indices, (iv) may only sell futures contracts or pay fixed-rate on interest rate swap contracts as a bona fide hedge of assets held by the Fund, (v) may only engage in futures transactions on an exchange where the exchange or its clearinghouse takes the opposite side of the transaction, (vi) may buy call or put options on futures contracts, (vii) may write put options on futures contracts or interest rate swaps and may only write call options on futures contracts or interest rate swaps if such call options are covered by: (1) purchased futures contracts or interest rate swaps, as applicable, underlying the option, (2) call positions owned on the futures contracts or interest rate swaps, as applicable, underlying the call option written, or (3) holdings of securities for which the written call options are a bona fide hedge, (viii) may purchase futures contracts or receive-fixed interest rate swap contracts as a hedge, (ix) may buy call or put options on interest rate swaps (commonly known as swaptions), (x) may buy credit default protection derivatives, (xi) may sell credit default protection derivatives (including credit derivatives, total return swaps, and market spread swaps) to create Synthetic Assets if (A) the Synthetic Assets qualify as Fitch Eligible Assets, (B) the Fund covers those derivatives with cash, money-market instruments as specified under Definitions (aaa)(ii) , U.S. Treasury securities, or corporate debt securities rated AAA by Fitch or, if not rated by Fitch, the equivalent rating by S&P or Moody's with a Market Value at least equal to the notional amount of credit protection sold, and (C) the aggregate notional amount of credit protection sold via derivatives is not more than 15% of the Fund's total assets, (xii) to the extent an asset or financial instrument is used to cover a particular option, futures contract, swap contract or option on a futures contract, will not be able to use such asset or financial instrument to cover any additional option, futures contract, swap contract or option on a futures contract, and (xiii) will only engage in common equity index-based futures or options transactions if Fitch advises the Fund in writing that such transactions will not adversely affect its then-current rating on the Preferred Shares.

For so long as the Preferred Shares are rated by Fitch, unless, in each case, Fitch advises the Fund in writing that such action or actions will not adversely affect its then-current rating on the Preferred Shares, in determining the Preferred Shares Basic Maintenance Amount, the Fund shall include as a liability (i) 10% of the exercise value of a written call option on securities or related indices, (ii) 100% of the exercise value of any written put option on securities or related indices, (iii) 10% of the settlement value of the assets underlying futures contracts sold or call options written on futures contracts, except as provided for Eurodollar Strips below, and 10% of the notional value of pay fixed-rate interest rate swap contracts or receiver swaptions written, (iv) 100% of the settlement value of the assets underlying futures contracts purchased, (v) 100% of the settlement value of the assets underlying the futures contracts based on exercise price if the Fund writes put options on futures contracts, (vi) for over-the-counter derivative contracts subject to netting under an ISDA Agreement, the net liability, if any, calculated on each Valuation Date for each derivative counterparty individually, (vii) for over-the-counter derivative contracts not subject to netting under an ISDA Agreement, the gross liability, if any, calculated on each Valuation Date for each derivative transaction individually. Notwithstanding the foregoing, if a short position in an over-the-counter option or swaption or option on futures contract is covered by a long option position of the same series and class, then the liability on such short option position shall be the greater of (a) zero, if in the case of call options the long call position has a lower strike price than the short call position, or in the case of put options the long put position has a higher strike price than the short put option; and (b) in the case of call options when the long position has a higher strike price than the short position or in the case of put options when the long position has a lower strike price than the short position, the higher strike price minus the lower strike price times the notional amount; and (viii) 100% of (a) the value of the money market securities or money market mutual fund shares held by the Fund pursuant to a securities lending program multiplied by 100% if such money market mutual fund shares are rated "AAA" by Fitch (or, if not rated by Fitch, the equivalent rating by S&P or Moody's) or by 90% if such money market securities or money market mutual fund shares are not rated "AAA" by Fitch (or, if not rated by Fitch, the equivalent rating by S&P or Moody's) minus (b) the aggregate amount borrowed against the loaned securities, if (a) minus (b) is negative. For purposes of calculating the underlying notional value of a Eurodollar Strip, the notional value of an interest rate swap contract with payment and reset dates substantially identical to those of the Eurodollar Strip shall be used, and the Fund shall report such calculation to Fitch.

Also, for so long as the Preferred Shares are rated by Fitch, unless, in each case, Fitch advises the Fund in writing that such action or actions will not adversely affect its then-current rating on the Preferred Shares, the Fund (i) will limit its transactions in futures contracts and written options thereon to those relating to U.S. Treasury Bonds, U.S. Treasury Notes, debt securities of Government Sponsored Enterprises of the U.S. Government, interest rate swaps, and three-month LIBOR deposits (i.e. Eurodollar contracts) (ii) will engage in options, futures, or other derivatives transactions only for hedging purposes or to attempt to increase investment return subject to the limits proscribed in these Articles Supplementary, (iii) will not enter into an options, futures, or other derivatives transaction unless after giving effect to such transaction the Fund is in compliance with the provisions of these Articles Supplementary relating to the Preferred Shares Basic Maintenance Amount, (iv) shall not include in Fitch Eligible Assets any assets pledged in margin accounts in connection with futures transactions, (v) will assume for purposes of determining the Discounted Value, when the Fund has purchased futures contracts or has written put options, ownership by the Fund of the underlying asset, which will be the security resulting in the lowest Discounted Value when delivery may be made to the Fund with any of a class of securities, (vi) will engage only in exchange traded futures contracts and written options thereon on exchanges approved by Fitch in writing, which, as of the date of these Articles Supplementary, consist of the Chicago Board of Trade, the Chicago Mercantile Exchange and the Financial Exchange, (vii) will limit the transactions in futures contracts sold and call options written on futures contracts so that the settlement value of the underlying futures contracts does not in total exceed 65% of the value of the Fitch Eligible Assets of the Fund rated the equivalent of BBB- or better by Fitch and not otherwise hedged by a written call, (viii) will only take positions in futures which are deliverable in the nearby and next following contract months that are not any later than three months after such nearby contract month and will close out such futures positions by the fifth business day of the delivery month, except in the case of Eurodollar futures contracts, which may have delivery dates not exceeding ten-years and three-months from the most recent Valuation Date; (ix) will limit the transactions in pay-fixed interest rate swaps and receiver swaptions written so that the notional value does not in total exceed 65% of the value of the Fitch Eligible Assets of the Fund rated the equivalent of BBB- or better by Fitch and not otherwise hedged by a written call, (x) will limit transactions in Synthetic Assets to no more than 33 1/3% of the aggregate value of Fitch Eligible Assets,
(xi) will limit the value of securities subject to loans from securities lending to no more than 15% of the Market Value of the assets of the Fund on each Valuation Date; and (xii) will not enter into over-the-counter swap, swaption or other derivatives transactions with counterparties having a short-term rating below F1 (or if not rated by Fitch, the equivalent rating by S&P or Moody's) at the time of the transaction, except in the case of closing transactions.

(e) For so long as the Preferred Shares are rated by Fitch, unless, in each case, Fitch advises the Fund in writing that such action or actions will not adversely affect its then-current rating on the Preferred Shares:

      the composition of the Fund's portfolio will not be altered if the effect of any such alteration would be to cause the Fund, immediately after giving effect to the transaction, to have a Preferred Shares Basic Maintenance
Amount equal to or in excess of the Discounted Value of Fitch Eligible Assets as of the previous Valuation Date;

      if the Preferred Shares Basic Maintenance Amount exceeds the Discounted Value of Fitch Eligible Assets, the
Fund will invest the proceeds of the sale or other disposition of a Fitch Eligible Asset in an investment having a greater Discount Factor or in an issuer in a different industry from the investment sold or otherwise disposed of only if the effect of such transaction immediately after giving effect thereto would be to reduce the excess of the Preferred Shares Basic Maintenance Amount over the Discounted Value; and

      at such time that the Discounted Value of Fitch
Eligible Assets is less than 25% greater than the Preferred
Shares Basic Maintenance Amount, the composition of the Fund 's portfolio will not be altered if, in the Fund 's reasonable judgment, the result of such alteration would cause the Fund to fail to be in compliance with the provisions of these Articles Supplementary relating to the Preferred Shares Basic Maintenance Amount."

            SECOND: The amendments to the Charter of the Corporation set forth in the Article FIRST above was approved by a majority of the entire Board of Directors in accordance with subsections (a) and (c) of Section 2-603 of the Maryland General Corporation Law, there being no stock entitled to vote on the amendment.

            IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and that, to the best of their knowledge, information and belief, the matters and facts contained herein with respect to authorization and approval are true in all material respects, under the penalties of perjury.

DATE:  May 16, 2008                   /s/ Donald F. Crumrine
                                          Donald F. Crumrine
                                          Chief Executive
                                          Officer

WITNESS:

/s/ Chad C. Conwell
Chad C. Conwell
Secretary